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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 8, 2002, accompanying the consolidated financial statements included in the Annual Report of AVIDYN, Inc. on Form 10-KSB for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of AVIDYN, Inc. on Forms S-3 (File No. 333-84367, 333-69363, 333-47781, 333-05025,
33-97646, 33-97646, 33-58334-FW, 33-32532, 33-91278 and 333-62306) and on Forms
S-8 (File No. 33-97648, 33-97650, 33-89436, 33-89436, 33-89438, 33-370301 and
33-89440).



GRANT THORNTON, LLP

Dallas, Texas
March 28, 2002